UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8–K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 21, 2014 (March 20, 2014)
THE WET SEAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35634	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, CA 92610
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:
(949) 699-3900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On March 20, 2014, The Wet Seal, Inc. (the "Company") issued a press release reporting the financial results of the Company for the fiscal fourth quarter and full year ended February 1, 2014. Additionally, the Company provided financial guidance for its fiscal 2014 first quarter. A copy of the Company's press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 7.01 Regulation FD Disclosure

As previously announced, on March 20, 2014, the Company entered into a definitive agreement with a single institutional investor to issue $27 million of convertible notes as well as warrants to purchase Class A common stock in a private placement.  The transaction is expected to close on March 26, 2014, subject to customary closing conditions.  The company intends to use the proceeds for general corporate purposes.

In anticipation of a potential private placement of securities, the Company had conducted presentations for prospective investors during which the Company furnished  the attached slides.  Each prospective investor was bound by confidentiality obligations with respect to the materials.  The Company hereby furnishes the slides that the Company presented to the prospective investors.  A copy of the slides used in the presentations is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information furnished by the Company pursuant to this item, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
Not Applicable.
(b)  Pro Forma Financial Information. Not Applicable.
(c)  Shell Company Transactions. Not Applicable.
(d)  Exhibits.
99.1    Press release, dated March 20, 2014, issued by the Company.
99.2    Investor Presentation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: March 21, 2014	By:	/s/ Steven H. Benrubi
	Name:	Steven H. Benrubi
	Title:	Executive Vice President and Chief Financial Officer